Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE

RECITALS

This Severance Agreement and Release (“Agreement”) is made by and between Clarke Seniff (“Employee”) and Tripath Technology Inc. (“Company”) (collectively referred to as the “Parties”):

WHEREAS, Employee is an employee of Company;

WHEREAS, Company and Employee entered into an Employment, Confidential Information And Invention Assignment Agreement, dated September 15, 2004 (the “Confidentiality Agreement”);

WHEREAS, Company and Employee have entered into Stock Option Agreements dated September 15, 2004 granting Employee the option to purchase shares of Company’s common stock subject to the terms and conditions of Company’s Stock Option Plan, Tripath Technology Inc. 2000 Stock Plan, and the Stock Option Agreement (collectively, the “Stock Agreements”);

WHEREAS, the Parties have agreed that Employee’s employment with Company will terminate on February 15, 2005; and

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that each Party may have against the other Party, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

AGREEMENT AND COVENANTS

1. Consideration.

(a) Lump Sum Payment. The Company agrees to pay Employee the lump sum equivalent of three (3) months of his base salary, less applicable withholding, in accordance with the Company’s regular payroll practices. This payment will be made to Employee within five (5) business days after the Effective Date of this Agreement. Employee acknowledges that Company will issue to him a Form W-2 in connection with such payments.

(b) Benefits. Employee’s health insurance benefits shall cease as of May 31, 2005, subject to Employee’s right to continue his health insurance under Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Company shall reimburse Employee for the cost of COBRA through May 30, 2005. Employee’s participation in all other benefits and incidents of employment with Company, except as provided herein, shall cease on the Termination Date. Employee shall cease accruing employee benefits, including, but not limited to, vacation time and paid time off as of the Termination Date.

2. Stock. The Parties agree that upon the Effective Date, the Company agrees that the vesting of Employee’s stock options, granted pursuant to the Stock Agreements will accelerate so that it will vest and become exercisable as to 75,000 shares of common stock subject to the option. In addition, the Company will extend the post-termination exercise period of the option so that Employee will be able to exercise the vested portion of the option through September 15, 2005, subject to the terms of the Stock Agreements. Except as stated herein, the option will be exercisable in accordance with the terms of the Stock Agreements.

3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement. Not later than the Termination Date, unless earlier requested by the Company, Employee shall return all of the Company’s property and confidential and proprietary information in his possession to the Company.

4. Payment of Salary. Prior to the Termination Date, the Company shall pay the Employee in accordance with its normal payroll practices. Not later than the Termination Date, the Company shall deliver to employee a check representing all wages due and owing as of that date, including any accrued vacation pay. Employee hereby acknowledges and represents that upon receipt of said payment, the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee through the Termination Date.

5. Release of Claims by Employee. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by Company and its officers, directors, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases Company and its officers, directors, managers, agents, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase or sale of shares of capital stock of Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Sarbanes-Oxley Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

6. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee is already entitled. Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

7. Civil Code Section 1542. Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. Insider Status. The Parties agree that following the Termination Date, Employee will no longer be a “Section 16 Individual” as defined under the Tripath Technology Inc. Insider Trading Compliance Program. Notwithstanding the foregoing, Employee acknowledges and agrees that (i) he shall be subject to all applicable laws with respect to trading on material, nonpublic information regarding Company and (ii) he, and not Company, shall be responsible for all reporting obligations that Employee may have under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16” and the “Exchange Act’” respectively).

9. Press Release Regarding Termination. The Parties agree that the Company will issue the press release attached hereto as Exhibit A.

10. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Parties also represents that they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against the other party or any other person or entity referred to herein.

11. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with Company. Employee further agrees that he will not apply for employment with Company, its subsidiaries or related companies, or any successor.

12. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information except as provided for in this Agreement. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

13. No Cooperation. Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee shall inform the Company in writing within three (3) days of receiving any such subpoena or other court order.

14. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that he shall direct all inquiries by potential future employers to Randy Clark in Human Resources.

15. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, or recruit any of Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of Company, either for himself or any other person or entity.

16. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

17. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

18. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

19. Authority. Company represents and warrants that the undersigned has the authority to act on behalf of Company and to bind Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. Breach. Employee acknowledges and agrees that any breach of any provision of this Agreement, except as permitted by paragraph 6(e), shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and/or cease the severance benefits provided to Employee under this Agreement.

21. Notices. Any notice under this Agreement may be made as follows, by mail or fax:

If to Employee:

Clarke Seniff

If to Company:

Randy Clark, Human Resources Manager

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, CA 95131

Fax: (408) 750-3058

22. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

23. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with Company, with the exception of the Confidentiality Agreement and the Stock Agreements.

25. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

26. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

27. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

28. Effective Date. This Agreement is effective after it has been signed by both parties and after seven (7) days have passed since Employee has signed the Agreement.

29. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Tripath Technology Inc.
Dated: 3/2/05
	By	/s/ Adya S. Tripathi
	Name	Dr Adya S. Tripathi
	Title	Chairman, President and CEO

Clarke Seniff, an individual

Dated: 3/2/05	/s/ Clarke Seniff
Clarke Seniff

Exhibit A

Form of Press Release

For immediate release

Tripath Technology Appoints Jeffrey L. Garon

Chief Financial Officer

San Jose, Calif. – Feb. 16, 2005 — Tripath Technology Inc. (Nasdaq:TRPH) today announced the appointment of Jeffrey L. Garon as vice president of finance and chief financial officer, effective immediately. He will report to Dr. Adya S. Tripathi, chairman, president and chief executive officer of Tripath. Garon replaces Clarke Seniff, who is leaving the company to pursue other opportunities.

Garon has more than 20 years experience in corporate finance in the high-technology industry. From March 1998 to November 2003, he was vice president of finance and chief financial officer and corporate secretary of Silicon Storage Technology, Inc. (SST). Prior to SST, Garon served as president and senior operating officer of The Garon Financial Group, a financial engineering firm specializing in the development and execution of successful business strategies that he founded in 1994. Prior to this, he was vice president and chief financial officer of Monster Cable Products, Inc. In addition, Garon has held positions with Visual Edge Technology, Oracle Corporation, Ashton-Tate, Teledyne Microelectronics and Allied Aerospace.

Garon holds an M.B.A. degree in finance from Loyola Marymount University and a B.S. degree in business administration finance from California State University, Northridge.

“I am very pleased to welcome Jeff to Tripath,” said Dr. Adya S. Tripathi, chairman, president and chief executive officer. “He is a proven executive with strong financial leadership experience in public technology companies. He has extensive public company experience and brings to Tripath a strong background in the areas of financial management and corporate strategy. We look forward to adding his unique expertise and energy to our management team.”

“I am thrilled to be joining Tripath,” said Garon. “Its patented DPP® technology is raising the bar on the performance and capability of power amplification. I look forward to working with Adya and the Tripath team to bring the company to its next level of success.”

About Tripath Technology, Inc.

Based in San Jose, Calif., Tripath Technology, Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the digital media consumer electronics and communications markets. Tripath owns the patented technology called Digital Power Processing (DPP®), which leverages modern advances in digital signal processing and power processing. Tripath’s current customers include, but are not limited to, companies such as Alcatel, Alpine, Hitachi, JVC, Sanyo, Sharp, Sony and Toshiba. For more information on Tripath please visit Tripath’s web site at www.tripath.com.

Contact:

Jeffrey Garon

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, CA 95131

Phone: (408) 750-6801